Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 31, 2026, with respect to the consolidated financial statements of Centessa Pharmaceuticals plc, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts
March 31, 2026